Exhibit 10.12

Baker Hughes Company Restricted Stock Unit Award Agreement For [Participant Name]

1.Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Baker Hughes Company 2026 Long-Term Incentive Plan (the “Plan”), a copy of which will be furnished upon request.

2.Grant. The Committee of Baker Hughes Company (the “Company”) has granted Restricted Stock Units, with Dividend Equivalents as described in paragraph 3 (“RSUs”), to the individual named above in this Award Agreement (the “Participant”) on [Grant Date] (the “Grant Date”). Each RSU entitles the Participant to receive from the Company (i) one share of Class A common stock of the Company, par value $0.0001 per share (“Share”), for which the restrictions set forth in paragraph 4 lapse in accordance with their terms, and (ii) cash payments based on dividends paid to stockholders as set forth in paragraph 3, each in accordance with the terms of this Award, the Plan, any country specific addendums and any rules and procedures adopted by the Committee. Shares may be adjusted or converted into other property or cash pursuant to the provisions of the Plan.

3.Dividend Equivalents. Until such time as the following restrictions lapse or the RSUs are cancelled, whichever occurs first, the Company shall establish an amount to be paid to the Participant equal to the number of RSUs subject to restriction times the per Share quarterly dividend payments made to stockholders of the Company’s Shares (“Dividend Equivalent”). The Company shall accumulate Dividend Equivalents and, upon the date that restrictions lapse, will pay the Participant an amount equal to the Dividend Equivalents accumulated and unpaid as of the date that restrictions lapse (without interest). Notwithstanding the foregoing, any accumulated and unpaid Dividend Equivalents attributable to RSUs that are cancelled will not be paid and are immediately forfeited upon cancellation of the RSUs. Dividend Equivalents will be paid in cash or in Shares, or in a combination of cash and Shares, as determined by the Committee in its discretion.

4.Lapse of Restrictions. Except as specified below, restrictions on one half of the number of RSUs reflected in the Participant’s Plan account maintained by Fidelity Stock Plan Services will lapse on each of the first and second anniversaries of the Grant Date (each, a “Normal Restriction Lapse Date”), in each case, only if the Participant has been continuously employed by the Company or one of its Subsidiaries to such date, such that on the second Normal Restriction Lapse Date, the restrictions will have lapsed as to all of the RSUs subject to this Award Agreement. The RSUs shall be immediately cancelled upon the date that the Participant is no longer employed by the Company or any entity that is then one of the Subsidiaries without a contemporaneous transfer of employment to the Company or an entity that is then a Subsidiary (a “Termination of Employment”), except as follows:

a.Termination of Employment Due to Death. If prior to the Normal Restriction Lapse Date the Participant incurs a Termination of Employment as a result of the Participant’s death, then restrictions on all remaining RSUs, to the extent not theretofore forfeited or paid, shall immediately lapse.

b.Involuntary Termination Without Cause Following Certain Transactions. If prior to the Normal Restriction Lapse Date the Participant incurs an Involuntary Termination (as determined by the Committee in its sole discretion) during the 24-month period following a Change in Control, restrictions on all remaining RSUs awarded hereby, to the extent not theretofore forfeited or paid, shall immediately lapse on the date of the Participant’s Involuntary Termination. For the avoidance of doubt, the 24-month period following the Change in Control includes the date of the consummation of the Change in Control. For purposes of this Award Agreement, “Involuntary Termination” means the Termination of Employment of the Participant (i) because the Participant’s position with the Company Group is eliminated, or (ii) because the Participant and the Company, or any Subsidiary (or, upon or following a Change in Control, any of their successors), terminates the employment of the Participant without Cause, in each case, as determined by the Committee in its sole discretion. For purposes of this Award Agreement, an “Involuntary Termination” does not include (i) a Termination of Employment for Cause, (ii) the Participant’s death or Termination of Employment due to disability or retirement, (iii) a voluntary Termination of Employment by the Participant, or (iv) the transfer or continuation of the employment of the Participant to or with the Company or an entity that is then a Subsidiary (or, following a Change in Control, any of their successors). For purposes of this Award, “Company Group” means the Company and entities that, at the relevant times through the date of the Participant’s Termination of Employment, are Subsidiaries.

    c. Occurrence of Total Disability. If on or after the first anniversary of the Grant Date and prior to the Normal Restriction Lapse Date, the Participant incurs a Total Disability, restrictions on all remaining RSUs, to the extent not theretofore forfeited or paid, shall immediately lapse. For purposes of this Award Agreement, “Total Disability” means the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or any of its Subsidiaries.

    d. Involuntary Termination. If, prior to the Normal Restriction Lapse Date and on or after the first anniversary of the Grant Date, the Participant incurs an Involuntary Termination and none of paragraphs 4(a), 4(b) or 4(c) is applicable, then restrictions on the Pro-Rata Portion of the RSUs shall immediately lapse on the date of the Participant’s Involuntary Termination and the remaining RSUs covered by this Award shall be immediately cancelled. For purposes of this Award, the “Pro-Rata Portion” shall mean the total number of RSUs covered by this Award multiplied by a fraction, the numerator of which is the total number of complete months which have elapsed between the Grant Date and the date of Termination of Employment and the denominator of which is the total number of months between the Grant Date and the second anniversary of the Grant Date, less the number of RSUs for which the restrictions have lapsed prior to the date of Termination of Employment. Notwithstanding the foregoing, in the event that the Participant’s Involuntary Termination results from or occurs in connection with a divestiture,

2

sale of a business unit or division, spin-off, distribution, or similar joint venture transaction that results in a Subsidiary or business unit ceasing to be a Subsidiary, affiliate or business unit of the Company (a “Divestiture Transaction”) that does not constitute a Change in Control, the Pro-Rata Portion shall instead be calculated by substituting, for the numerator described above, the total number of complete months which have elapsed between the Grant Date and the date of consummation of such Divestiture Transaction (as determined by the Administrator in its sole discretion), regardless of whether the Participant continues in the employ of the Company or any of its Subsidiaries for any period following such consummation for administrative, transitional or other purposes.

    e. Termination of Employment Due to Other Reasons. If the Participant incurs a Termination of Employment for any reason other than as specified in paragraphs 4(a), 4(b), 4(c) or 4(d), then the remaining RSUs shall be immediately cancelled.

    f. Transfers. For the avoidance of doubt, transfer of employment from the Company or any of its Subsidiaries to the Company or any of its Subsidiaries shall not constitute a Termination of Employment for purposes of this Award.

5.Issuance and Withholding Tax. Upon the Normal Restriction Lapse Date, or such earlier date the restrictions lapse pursuant to paragraph 4, the Company shall issue to the Participant such Shares with respect to the portion, if any, of the RSUs for which the restrictions lapse in accordance with this Award Agreement. No later than the date as of which an amount with respect to the RSUs first becomes includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state, local or foreign taxes of any kind required or permitted to be withheld with respect to such amount.

6.Alteration/Termination. The Company shall have the right at any time in its sole discretion to amend, alter, or terminate the RSUs without the consent of the Participant; provided, however, that no such amendment, alteration or termination shall occur if reasonably likely to significantly diminish the rights of the Participant without the Participant’s consent; and provided further that no such consent shall be required with respect to any amendment, alteration or termination of the RSUs if the Board determines in its sole discretion that such amendment, alteration, or termination either (i) is required or advisable to satisfy or conform to any applicable law, regulation or accounting standard or (ii) is in accordance with paragraph 7. Notwithstanding the foregoing, no amendment of the RSUs may be made that would cause the Participant to become subject to additional taxes under Section 409A of the Code (“Section 409A”). Also, the RSUs shall be null and void to the extent the grant of RSUs or the lapse of restrictions thereon is prohibited under the laws of the country of residence of the Participant.

7.Recoupment. Notwithstanding any other provision of this Award to the contrary, the RSUs, any Shares issued in settlement of the RSUs, and any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with any recoupment policy that the Company may adopt from time to time.

3

8.Plan Terms. This Award is subject to the terms of the Plan, which terms are incorporated by reference.

9.Data Privacy. Section 8(p) of the Plan is hereby incorporated herein by reference. To the extent any applicable data protection law (including the European Union or United Kingdom General Data Protection Regulation) imposes requirements that conflict with or are more protective than the provisions of this Agreement or Section 8(p) of the Plan, such applicable data protection law shall control.

10.Repatriation; Compliance with Law. The Participant agrees to repatriate all payments attributable to the Shares acquired under the Plan in accordance with applicable foreign exchange rules and regulations in the Participant’s country of employment (and country of residence, if different). In addition, the Participant agrees to take any and all actions, and consent to any and all actions taken by the Company and any of its Subsidiaries and affiliated companies, as may be required to allow the Company and any of its Subsidiaries and affiliated companies to comply with local laws, rules and/or regulations in the Participant’s country of employment (and country of residence, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal obligations under local laws, rules and/or regulations in the Participant’s country of employment and country of residence, if different).

11.Electronic Delivery. The Participant agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company and its Subsidiaries or affiliated companies may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or a website of the Company’s agent administering the Plan. By accepting this Award, the Participant also hereby consents to participate in the Plan through such system, intranet, or website, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

12.Nontransferability. Except as specified in this Agreement, this Award and this Agreement are not transferable or assignable by the Participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or similar order.

13.Section 409A. This Award is intended to be exempt from Section 409A. In no event will payment under this Award be made later than the date that is 2 ½ months after the calendar year in which the forfeiture restrictions under this Award lapse. To the extent applicable, the Plan and any award document governing an award granted under the Plan (“Award Document”) shall be interpreted in accordance with Section 409A and the interpretive guidance issued thereunder. Notwithstanding any contrary provision in the Plan or an Award Document, if the Committee determines that any provision of the Plan or an Award Document contravenes any regulations or

4

guidance promulgated under Section 409A or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A, the Committee may modify or amend such provision of the Plan or Award Document without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A. If necessary to exempt the Award from Section 409A, or to comply with Section 409A, any RSUs that become payable by reason of the Participant’s Termination of Employment shall not be made to the Participant unless the Participant’s Termination of Employment constitutes a “separation from service” (within the meaning of Section 409A and any regulations or other guidance thereunder). Notwithstanding the foregoing, if the Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of the Participant’s separation from service, then to the extent that any delivery of Shares hereunder constitutes nonqualified deferred compensation within the meaning of Section 409A and is payable upon such separation from service, such delivery shall not be made until the earlier of (i) the date that is six (6) months after the date of the Participant’s separation from service, or (ii) the date of the Participant’s death.

14.Adjustments to Award. This Award is subject to adjustments pursuant to Section 4(b) of the Plan. In the event of any conflict or inconsistency between the Plan and any Award Document, the Award Document shall govern and the Plan shall be interpreted to minimize or eliminate any such conflict or inconsistency.

15.    Entire Agreement. This Award, the Plan, country specific addendums and the rules and procedures adopted by the Committee contain all of the provisions applicable to the RSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

5